Certificate of Amendment of the Articles of  Incorporation  Of ICS (9612),  Inc.
10.2

                                  EXHIBIT 10.2


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                                 ICS (9612) INC.

     Pursuant to NRS 78.385 and 78.390, the undersigned President and Secretary of ICS (9612) INC do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 4th day of February 1997 adopted a resolution to amend the original articles as follows:

               Article I is hereby amended to read as follows:

               The exact name of this Corporation is Lion Industries (USA) Inc,

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 9,900,000, that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                                  /s/Richard Szeto
                                                  -----------------------------
                                                     Richard Szeto, President

                                                  /s/Kenneth Chow
                                                 ------------------------------
                                                     Kenneth Chow, Secretary

State of Arizona

County of Maricopa

On the 25 day of Feb 1997. personally appeared before me, a Notary Public, Richard Szeto, President of the above mention corporation, who acknowledged that he executed the above instrument.

/s/Christopher Chan Chenk
-------------------------
   Christopher Chan Chenk

On the 25 day of February 1997, personally appeared before me, a Notary Public, Kenneth Chow Kwai kai, secretary of the above mentioned Corporation, who acknowledged that he executed the above instrument.

/s/Christopher Chan Chenk
-------------------------
   Christopher Chan Chenk

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